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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 (File No. 333-49631) of our report dated January 28, 1998, on our audits of the consolidated financial statements of Preview Travel, Inc. and Subsidiaries. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

COOPERS & LYBRAND L.L.P.

San Francisco, California

April 16, 1998